Exhibit 99.1

Press Release

RELM Wireless Receives Federal and State Orders Totaling Approximately $8.9 Million

WEST MELBOURNE, FL, October 4, 2005 - RELM Wireless Corporation (OTC Bulletin Board: RELM - News) today announced that the Company has received orders in September totaling approximately $8.9 million from four federal government agencies and the California Department of Forestry.  These orders are for a variety of products, including BK Radio-brand digital radios compliant with the APCO Project 25 (P25) technical standard.  A primary requirement of P25 is interoperability among compliant equipment, regardless of the manufacturer, a necessity for public safety and homeland security applications.  Initial product orders were delivered in September, with the remainder scheduled for delivery during the fourth quarter of 2005.

David Storey, RELM's President and Chief Executive Officer said, "The P25 public safety technical standard is driving accelerated growth for land mobile radio (LMR) equipment as government and public safety radio users nationwide increasingly migrate to compliant digital radio equipment.  RELM is one of only a few manufacturers with functioning products that presently meet the demanding P25 specifications."

Mr. Storey continued, "Our top-of-the-line products offer exceptional performance in critical areas such as rugged durability, exceptional audio clarity and longer battery life, all at a cost lower than that of comparable equipment. An increasing number of government and public safety users, faced with demanding requirements but limited funding, are embracing the extraordinary value of our cost-efficient radio solutions, including our P25 product offerings.  We plan to build on our momentum with additional new products and capabilities in the months ahead."

About RELM Wireless

For nearly six decades, RELM Wireless Corp. has manufactured and marketed high-specification two-way communications equipment for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications, including disaster recovery.  Revolutionary advances include new low-cost digital portable two-way radios compliant with APCO Project 25 technical specifications. Products are manufactured and distributed worldwide under BK Radio, RELM/BK and RELM. The company maintains its headquarters in West Melbourne, Florida, and can be contacted through its web site at http://www.relm.com or directly at 1-800-821-2900.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act Of 1995.  These forward-looking statements concern the Company's operations, economic performance and financial condition and are based largely on the Company's beliefs and expectations.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors and risks include, among others, the following: reliance on contract manufacturers; heavy reliance on sales to the U.S. Government; federal, state and local budget deficits and spending limitations; limitations in available radio spectrum for use by land mobile radios; general economic and business conditions; changes in customer preferences; competition; changes in technology; changes in business strategy; the debt and inventory levels of the Company; quality of management, business abilities and judgment of the Company's personnel; and the availability, terms and deployment of capital.  Certain of these factors and risks, as well as other risks and uncertainties are stated in more detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company's subsequent filings with the SEC.  These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Source:   RELM Wireless Corporation